UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2026

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.
Appointment of Director

Effective February 12, 2026 (the "Effective Date"), the Board of Directors (the "Board") of NMI Holdings, Inc. (the "Company") expanded the Board to ten members and appointed Renu Agrawal as an independent director of the Company. A copy of the press release announcing Ms. Agrawal's appointment is attached hereto as Exhibit 99.1. The Board has determined that Ms. Agrawal is independent under the listing standards of NASDAQ and, as of the Effective Date, appointed her to serve on the Company's Audit Committee and Risk Committee.
Ms. Agrawal will participate in the Company's standard non-employee director compensation program. Pursuant to this program and for her service as a Board member, Ms. Agrawal will be entitled to receive (i) an annual cash retainer at the rate of $120,000 for 2026 (prorated based upon the period of her service in 2026); and (ii) and an annual equity retainer at the rate of $170,000 per annum in the form of restricted stock units ("RSUs"), to be fully vested on the one year anniversary of the date of grant. In addition, Ms. Agrawal will be entitled to receive an additional RSU grant with a grant date fair value of $170,000, which will vest in equal installments on each of the second and third anniversaries of the date of grant. Ms. Agrawal is subject to the Company's stock ownership guidelines. Under the current guidelines, the total value of all shares of common stock held by Ms. Agrawal must equal or exceed five times her annual cash retainer, and he is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans until such stock ownership threshold has been met.
Ms. Agrawal and the Company will also enter into the Company's standard indemnification agreement in the form included as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on November 25, 2014.
The Company is not aware of any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Ms. Agrawal and any other person pursuant to which Ms. Agrawal was selected as a director of the Company.

Item 7.01.    Regulation FD Disclosure.
On February 12, 2026, the Company issued a press release announcing that, effective February 12, 2026, Ms. Agrawal was appointed by the Board as an independent director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.
The information disclosed under this Item and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.          Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description
99.1    NMI Holdings, Inc. Press Release, dated February 12, 2026
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: February 12, 2026	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, Chief Administrative Officer and General Counsel